Exhibit 21
SUBSIDIARIES OF THE REGISTRANT

Subsidiary Name	Jurisdiction
A&S Energie NV	Belgium
A&U Energie NV	Belgium
Aladdin Manufacturing Corporation	DE
Aladdin Manufacturing of Alabama, LLC	AL
Aladdin Manufacturing Of New York, LLC	NY
Avelgem Green Power CVBA	Belgium
Avon Pacific Holdings Ltd	New Zealand
B&M NV	Belgium
Berghoef GmbH	Germany
Berghoef-Hout B.V.	Netherlands
BGE Mexico, S. de R. L. de C.V.	Mexico
Bienes Raices y Materiales del Centro, S. de R.L. de C.V.	Mexico
Canterbury Spinners Ltd	New Zealand
Carpet Foundation Ltd	New Zealand
Cevotrans BV	Netherlands
Céramus Bahia S/A – Produtos Cerâmicos	Brazil
Dal Italia LLC	DE
Dal-Elit, LLC	TX
Dal-Tile Chile Comercial Limitada	Chile
Dal-Tile Colombia S.A.S.	Colombia
Dal-Tile Corporation	PA
Dal-Tile Distribution, Inc.	DE
Dal-Tile Group Inc.	DE
Dal-Tile I, LLC	DE
Dal-Tile Industrias, S. de R.L. de C.V.	Mexico
Dal-Tile International Inc.	DE
Dal-Tile Mexico Comercial S. de R.L. de C.V.	Mexico
Dal-Tile Mexico, S. de R.L. de C.V.	Mexico
Dal-Tile of Canada ULC	BC, Canada
Dal-Tile Operaciones Mexico S. De R.L. De C.V.	Mexico
Dal-Tile Perú SRL	Peru
Dal-Tile Puerto Rico, Inc.	Puerto Rico
Dal-Tile Services, Inc.	DE
Dal-Tile Shared Services, Inc.	DE
Dal-Tile Tennessee, LLC	DE
DT Mex Holdings, LLC	DE
DTM/CM Holdings, LLC	DE
Eliane Ceramic Tiles (U.S.A.), Inc.	TX

Eliane Revestimentos Ceramicos Ltda.	Brazil
Emil Group Asia Limited	Hong Kong
Emil Russia OOO	Russian Federation
Emilamerica, Inc.	DE
Emilceramica India Pvt Ltd.	India
Emilceramica S.r.l	Italy
Emilgermany GmbH	Germany
Everel s.r.o.	Czechia
F.I.L.S. Investments Unlimited Company	Ireland
Feltex Carpets Ltd	New Zealand
Feltex Carpets Pty Ltd	Australia
Feltex New Zealand Ltd	New Zealand
Flooring Foundation Ltd	New Zealand
Flooring Industries Limited S.à r.l.	Luxembourg
Flooring XL B.V.	Netherlands
Floorscape Limited	New Zealand
Floorsome GmbH	Germany
Godfrey Hirst & Co Pty Ltd	Australia
Godfrey Hirst Australia Pty Ltd	Australia
Godfrey Hirst NZ Ltd	New Zealand
International Flooring Systems S.à r.l.	Luxembourg
International Vinyl Company - Vostok OOO	Russian Federation
Irkutsk-Kerama ZAO	Russian Federation
IVC BV	Belgium
IVC Far-East Trading (Shanghai) Co. Ltd.	China
IVC France S.à r.l.	France
IVC Green Power BV	Belgium
IVC Group GmbH	Germany
IVC GROUP LIMITED	United Kingdom
IVC Luxembourg S.à r.l.	Luxembourg
IVC Rus OOO	Russian Federation
IVC US, Inc.	GA
KAI Keramica Ltd	Greece
KAI Mining EOOD	Bulgaria
Kerama Baltics OOO	Latvia
Kerama Marazzi Ukraine OOO	Ukraine
KERAMA-SPB. OOO	Russian Federation
Khan Asparuh - Transport EOOD	Bulgaria
Khan Asparuh AD	Bulgaria
Khan Omurtag AD	Bulgaria
Koninklijke Peitsman B.V.	Netherlands
Management Co EAD	Bulgaria
Marazzi Acquisition S.r.l.	Italy
Marazzi France Trading S.A.S.	France
Marazzi Group S.r.l.	Italy

Marazzi Group Trading (Shanghai) Co. Ltd.	China
Marazzi Iberia S.L.U.	Spain
Marazzi Middle East FZ LLC	Dubai
Marazzi Schweiz S.A.G.L.	Switzerland
MG China Trading Ltd.	Hong Kong
MI Finance SRL	Barbados
Mohawk Assurance Services, Inc.	GA
Mohawk Canada Corporation	NS, Canada
Mohawk Capital Finance S.A.	Luxembourg
Mohawk Capital Luxembourg SA	Luxembourg
Mohawk Carpet Distribution, Inc.	DE
Mohawk Carpet Transportation Of Georgia, LLC	DE
Mohawk Carpet, LLC	DE
Mohawk Commercial, Inc.	DE
Mohawk ESV, Inc.	DE
Mohawk Europe BV	Belgium
Mohawk Factoring II, Inc.	DE
Mohawk Factoring, LLC	DE
Mohawk Foreign Acquisitions S.à r.l.	Luxembourg
Mohawk Foreign Funding S.a.r.l	Luxembourg
Mohawk Foreign Investments, Inc.	DE
Mohawk Global Activities S. à r.l.	Luxembourg
Mohawk Global Financing S.à r.l.	Luxembourg
Mohawk Global Holdings S.à r.l.	Luxembourg
Mohawk Global Investments S.à r.l.	Luxembourg
Mohawk Holdings International B.V.	Netherlands
Mohawk International (Europe) S.à r.l.	Luxembourg
Mohawk International (Hong Kong) Limited	Hong Kong
Mohawk International Capital N.V.	Netherlands
Mohawk International Financing S.a.r.l	Luxembourg
Mohawk International Holdings (DE), LLC	DE
Mohawk International Holdings S.à r.l.	Luxembourg
Mohawk International Luxembourg S.à r.l.	Luxembourg
Mohawk International Netherlands B.V.	Netherlands
Mohawk International Services BV	Belgium
Mohawk KAI Luxembourg Holding S.à r.l.	Luxembourg
Mohawk Luxembourg Capital S.A.	Luxembourg
Mohawk Luxembourg Financing S.à r.l.	Luxembourg
Mohawk Luxembourg Holdings S.à r.l.	Luxembourg
Mohawk Luxembourg Investments S.à r.l.	Luxembourg
Mohawk Luxembourg Pacific S.à r.l.	Luxembourg
Mohawk Marazzi International BV	Netherlands
Mohawk Marazzi Russia BV	Netherlands
Mohawk Operaciones Mexicali S. de R.L. de C.V.	Mexico
Mohawk Operations Luxembourg S.à r.l.	Luxembourg

Mohawk Pacific Investments S.à r.l.	Luxembourg
MOHAWK PARTNERSHIPS (EUROPE) S.C.S.	Luxembourg
Mohawk Resources, LLC	DE
Mohawk Singapore Private Limited	Singapore
Mohawk Trading (Shanghai) Co., Ltd	China
Mohawk United International B.V.	Netherlands
Mohawk Vinyl Financing S.à r.l.	Luxembourg
Molber Beheer B.V.	Netherlands
Monarch Ceramic Tile, Inc.	TX
Orelshtamp OOO	Russian Federation
Pergo Holding BV	Netherlands
Pergo India Pvt Ltd	India
Polcolorit S.A.	Poland
Premium Floors Australia Pty Limited	Australia
Recubrimientos Interceramica, S. de R.L. de C.V.	Mexico
RR Apex, LLC	DE
S.C. KAI Ceramics SRL	Romania
SIBIR KERAMA OOO	Russian Federation
Stroyagromekhzapchast ChaO	Ukraine
Stroytrans OAO Orelstroy	Russian Federation
Summit Wool Spinners Ltd	New Zealand
The Flooring Federation Ltd	New Zealand
Tiles Co OOD	Bulgaria
Unilin (Malaysia) Sdn. Bhd.	Malaysia
Unilin ApS	Denmark
Unilin Arauco Pisos Ltda.	Brazil
Unilin Beheer BV	Netherlands
Unilin BV	Belgium
Unilin Distribution Ukraine LLC	Ukraine
Unilin Distribution, Ltd.	United Kingdom
Unilin Finland OY	Finland
Unilin Flooring India Private Limited	India
Unilin Flooring SAS	France
Unilin GmbH	Germany
Unilin Holding BV	Belgium
Unilin Insulation BV	Netherlands
Unilin Insulation GmbH	Germany
Unilin Insulation SAS	France
Unilin Insulation Sury SAS	France
Unilin Italia S.R.L.	Italy
Unilin Nordic AB	Sweden
Unilin North America, LLC	DE
Unilin Norway AS	Norway
Unilin OOO	Russian Federation
Unilin Panels SAS	France

Unilin Resins BV	Belgium
Unilin s.r.o.	Czechia
Unilin SAS	France
Unilin Spain SL	Spain
Unilin Swiss GmbH	Switzerland
World International, Inc.	Barbados
Xtratherm Limited	Ireland
Xtratherm SRL	Belgium
Xtratherm UK Limited	United Kingdom
YENISEI-KERAMA OOO	Russian Federation
YUGRA-KERAMA OOO	Russian Federation

Certain subsidiaries are omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K.